UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33404	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

 (972) 219-3330
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 31, 2012, the Registrant entered into a second amendment to its Exploration Agreement with Cameco Texas, Inc. (”CTI”), an indirect wholly-owned subsidiary of Cameco Corporation (NYSE: CCJ). URI and CTI are parties to that certain Exploration Agreement effective as of May 10, 2011, as amended by that First Amendment to Exploration Agreement dated September 28, 2012 concerning the exploration, evaluation and development of certain properties in Kenedy County, Texas.  Those exploration, evaluation and development activities are being conducted pursuant to the terms and conditions of that Uranium Mining Lease Option dated December 1, 2010 between The John G. and Maria Stella Kenedy Foundation and URI as amended.  Pursuant to the Option Agreement, URI, by either drilling a required number of exploration wells or incurring certain required minimum amounts of exploration and development expenditures, has the option to enter into one or more long term uranium mining leases covering all or portions of the properties subject to the agreement.

URI and the Foundation have agreed to an amendment of the Option Agreement to allow for the conduct of exploration, evaluation and development activities on an additional 22,700 net acres owned by the Foundation and to extend the time period within which certain required minimum amounts of exploration and development expenditures must be incurred in order to retain the Option.  Under the terms of the amended exploration agreement, both parties have agreed to extend the exploration agreement to a five-phase, five-year exploration program to include Tecolote.  Cameco has committed $4.3 million to increase its interest to 70% in the expanded program.  Cameco will fund and be the exploration operator for Phase III.

In addition to adding the 22,700 acres of Tecolote, the lease option amendment extended the original lease to 60 months with the election date to lease the acreage for production now being November 30, 2015.  It requires a minimum exploration obligation of $1.0 million, or 100 exploration wells during Phase III.  Phase IV and Phase V require $1.5 million, or 150 exploration wells, and $2.0 million, or 200 exploration wells, respectively.  Investment or drilling in excess of the minimum requirement in any year counts toward the following year’s requirements.

Item 8.01. Other Events

On January 7, 2013, the Registrant issued a press release to announce the expansion and extension of its South Texas exploration agreement with Cameco Texas, Inc. (Cameco), a subsidiary of Power Resources, Inc., which is a subsidiary of Cameco Corporation (NYSE: CCJ).  Additionally, the Company signed an amendment to its uranium mining lease option in Kenedy County, Texas for the Tecolote tract, approximately 22,700 net acres that will be a part of the exploration program.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1   Press Release dated January 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date:	January 7, 2013	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer